Exhibit 99.1

CONTACT:	Gary S. Maier/Crystal Warner Maier & Company, Inc. (310) 442-9852

KEYSTONE AUTOMOTIVE INDUSTRIES

REPORTS RECORD FISCAL 2007 FIRST QUARTER RESULTS

— Net Income Up 29.2 Percent; Sales Climb 15.8 Percent —

POMONA, Calif., Aug. 2, 2006 (PRIMEZONE) — Keystone Automotive Industries, Inc. (Nasdaq:KEYS) today reported record earnings and sales for its fiscal 2007 first quarter ended June 30, 2006, supported by ongoing industry demand for generic automotive replacement parts and management’s continued focus on operating leverage.

Net income for the first quarter climbed 29.2 percent to $6.1 million, or $0.37 per diluted share, from $4.7 million, or $0.30 per diluted share, a year ago. Operating income increased 39.5 percent to $10.0 million from $7.2 million a year ago, reflecting continued sales growth and operating leverage. Net sales for the first quarter climbed 15.8 percent to $167.7 million from $144.8 million last year. Same store sales growth for the first quarter was 10.8 percent.

Gross margin for the first quarter was 44.2 percent compared with 44.3 percent last year, reflecting continued improvement in gross margin offset by cross-dock expense of approximately $1.3 million. The implementation of cross-docks has resulted in the elimination of certain expenses previously included in selling and distribution costs, which have been replaced with logistical expenses reflected in cost of sales.

“Results for the quarter reflect continued industry momentum, supported by improved in-stock parts availability, the benefits of enhanced infrastructure and improved operating leverage,” said Richard L. Keister, president and chief executive officer.

He noted that year-over-year operating margins were up 100 basis point, despite the stock option expenses of approximately 20 basis points associated with the implementation of SFAS No. 123R, “Share-Based Payment.”

Keister indicated that results for the company’s first quarter were supported by a 20.1 percent increase in the sale of automotive body parts, which includes fenders, hoods, headlights, radiators, grills and crash parts - representing a sales increase of $14.6 million.

Separately, the company said, effective August 1, 2006, it has been added to the S&P SmallCap 600. In addition, Keystone Automotive was recently included on The Nasdaq Stock Market’s newly created top-tier

NASDAQ Global Select Market. The new NASDAQ Global Select Market tier, which became effective subsequent to the end of Keystone’s fiscal first quarter, includes approximately 1,200 companies of the 3,200 companies listed by NASDAQ.

“Keystone has grown significantly since its initial public offering and listing on Nasdaq in 1996. Today, Keystone is the largest independent supplier of generic alternative collision parts in the world, and being included in the S&P SmallCap 600 and as a member of the NASDAQ Global Select Market highlights the company’s success,” Keister said.

Teleconference and Web Cast

Richard L. Keister, president and chief executive officer, and Jeff Gray, chief financial officer, will host an investor conference call today at 11:00 a.m. Pacific Time to discuss the company’s financial results and operations for the fiscal first quarter. The call will be open to all interested investors either through a live audio Web broadcast via the Internet at www.keystone-auto.com, or live by calling (877) 440-9648 (domestic) or (706) 679-0668 (international) with call ID number 2775610. For those who are not available to listen to the live broadcast, the call will be archived for two weeks on Keystone’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific time Wednesday, August 2 through 9:00 p.m. Monday, August 7 by calling (800) 642-1687 (domestic) or (706) 645-9291 (international) and using access code: 2775610.

About Keystone

Keystone Automotive Industries, Inc. distributes its products primarily to collision repair shops through its 136 distribution facilities, of which 22 serve as regional hubs, located in 38 states and Canada. Its product lines consist of automotive body parts, bumpers, and remanufactured alloy wheels, as well as paint and other materials used in repairing a damaged vehicle. These products comprise more than 19,000 stock keeping units that are sold to more than 25,000 repair shops throughout the United States and Canada.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. There can be no assurance that future developments affecting the company will be those anticipated by the company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors, including but not limited to the ability to achieve the initiatives in place for fiscal 2007; the impact of increased competition and the aggressive actions being taken by certain car manufacturers to negatively impact the aftermarket collision replacement parts industry; the underlying, instituting litigation and lobbying state legislature to adopt legislation favoring the OEM’s; the impact on the company as a result of actions which have been, or in the future may be, taken by insurance companies with respect to the use of aftermarket products in the repair of vehicle; and the impact of moving the company’s chief executive offices to Nashville. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) for the fiscal year ended March 31, 2006 and in Part II, Item 1A of its Form 10-Qs filed with the SEC thereafter for additional risks and uncertainties facing the company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended June 30, 2006	Thirteen Weeks Ended July 1, 2005
	(Unaudited)	(Unaudited)
Net Sales	$167,673	$144,781
Cost of Sales	93,605	80,628

Gross Profit	74,068	64,153
Operating Expenses:
Selling & Distribution	48,428	43,499
General & Administrative	15,593	13,454

Operating Income	10,047	7,200
Other Income	330	680
Interest Expense	(186)	(81)

Income Before Income Taxes	10,191	7,799
Income Taxes	4,092	3,077

Net Income	$6,099	$4,722

Per Common Share
Income
Basic:	$0.38	$0.30

Diluted:	$0.37	$0.30

Weighted average common shares outstanding:
Basic:	16,196	15,877

Diluted:	16,407	15,991

Note: The preliminary condensed consolidated statements of income have been prepared on a basis consistent with the company’s previously prepared statements of income filed with the Securities and Exchange Commission for its prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2006	March 31, 2006
	(Unaudited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$5,394	$4,733
Accounts receivable, net of allowance of $854 at June 2006 and $935 at March 2006	55,490	56,774
Inventories, primarily finished goods	126,032	128,458
Other current assets	15,105	17,137

Total current assets	202,021	207,102
Plant, property and equipment, net	33,972	33,713
Goodwill	39,446	39,369
Other intangibles, net of accumulated amortization of $1,655 at June 2006 and $1,544 at March 2006	1,291	1,402
Other assets	7,344	7,107

Total assets	$284,074	$288,693

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Credit facility	$167	$9,544
Accounts payable	26,705	35,310
Accrued liabilities	24,913	19,519

Total current liabilities	51,785	64,373
Other long-term liabilities	1,362	1,373
Shareholders’ Equity:
Preferred stock, no par value:
Authorized shares—3,000
None issued and outstanding	—	—
Common stock, no par value:
Authorized shares—50,000
Issued and outstanding shares 16,238 at June 2006 and 16,188 at March 2006, at stated value	99,350	97,956
Restricted Stock	—	1,154
Additional paid-in capital	11,774	10,470
Retained earnings	119,458	113,359
Accumulated other comprehensive loss	345	8

Total shareholders’ equity	230,927	222,947

Total liabilities and shareholders’ equity	$284,074	$288,693

Note: The preliminary condensed consolidated balance sheets have been prepared on a basis consistent with the company’s previously prepared balance sheets filed with the Securities and Exchange Commission for its prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.